SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                   PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     OCTOBER 2, 2003



                             SZM DISTRIBUTORS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               NEVADA                                 000-33313                                  94-4868287
              --------                               -----------                       --------------------
    (State or other jurisdiction              (Commission File Number)           (IRS Employer Identification No.)
  of incorporation or organization)

           5944 EAST NAPLES PLAZA BLVD., LONG BEACH, CALIFORNIA 90803
           ----------------------------------------------------------
               (Address of principal executive offices)(Zip Code)



                                 (403) 266-2787
           ----------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                 120 SAVONA WALK, LONG BEACH , CALIFORNIA 90803
           ----------------------------------------------------------
         (Former Name or Former Address, If Changed since Last Report.)

ITEM 5.           OTHER EVENTS

         On October 2, 2003 SZM Distributors, Inc., a Nevada corporation ("SZM") entered into a binding letter of intent (the "Letter of Intent") with TNCI UK Ltd., a corporation organized under the laws of England ("TNCI"). The Letter of Intent contemplates that TNCI will merge with a wholly owned acquisition subsidiary of SZM as part of a triangular merger (the "Merger"), the closing of which is subject to the completion of SZM's private placement (the "Private Placement") offering of 4,000,000 shares of the common stock, $.001 par value, of SZMD (the "Common Stock") at $.25 per share. The Private Placement will be issued pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

         The Merger is conditional on the negotiation and drafting of a merger agreement, the completion of the Private Placement and SZM and TNCI obtaining all necessary board, shareholder and third party consents. After the merger agreement is signed, TNCI will engage in a second private placement (the "Second Private Placement") offering up to 5,000,000 shares of the Common Stock at a price not less than $0.50. Within 180 days after the Merger is consummated, SZM will file a registration statement covering all shares of Common Stock issued in connection with the Merger, the Private Placement and the Second Private Placement, and held by Royal Hill Company B.V. prior to the Merger.





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



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SZM DISTRIBUTORS, INC.




Dated:  October 16, 2003                    By:  /s/ Nicole Sherman
                                                 -----------------------
                                                 Nicole Sherman
                                                 Chief Executive Officer and
                                                 Chief Financial Officer


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